Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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ASENSUS SURGICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1 TW Alexander Drive, Suite 160
Durham, North Carolina 27703
(919) 765-8400

ADDITIONAL DEFINITIVE PROXY MATERIAL

Explanatory Note

On June 3, 2021, the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Asensus Surgical, Inc. (the “Company”), was adjourned until June 29, 2021, at 11:00 a.m. Eastern Time to allow stockholders additional time to vote on the proposals presented for stockholder vote at the Annual Meeting. The record date remains as April 8, 2021.

The Company issued the following press release to report the adjournment of the Annual Meeting.

ASENSUS SURGICAL 2021 ANNUAL MEETING OF STOCKHOLDERS IS ADJOURNED

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)-- June 3, 2021-- Asensus Surgical, Inc. (NYSE American: ASXC), a medical device company that is digitizing the interface between the surgeon and patient to pioneer a new era of Performance-Guided Surgery™, today announced that the Company’s 2021 Annual Meeting of Stockholders, scheduled to be held on Thursday, June 3, 2021 at 3:00 p.m. (Eastern Time), was adjourned to Tuesday, June 29, 2021 at 11:00 a.m. (Eastern Time). The Annual Meeting will be held virtually.

The Company adjourning the Annual Meeting to allow its retail stockholders additional time to consider and vote on each of the proposals, which are described in the Proxy Statement.  Each stockholder’s vote matters and is important no matter how many shares are owned. The Company requests that its stockholders please take the time to read and respond to the Company’s proxy materials that were previously provided to them and vote promptly. Voting over the phone or on the Internet will require that its stockholders have their proxy control number available. That number is either printed on the proxy, if stockholders received a physical copy of the proxy materials, or Notice of Internet Availability, if the proxy materials were electronically delivered. Stockholders who have sold their shares but were a holder of record at the close of business on April 8, 2021, the record date for the Annual Meeting, remain entitled to vote. The Board encourages stockholders to vote “FOR” each of the proposals.

Proxies submitted to date for the Annual Meeting continue to be valid and will be voted at the Annual Meeting on June 29, 2021 in accordance with the stockholder’s instructions.

Stockholders who need assistance in submitting their proxy or voting their shares should call the Company’s proxy solicitor, Alliance Advisors at 844-858-7383.

About Asensus Surgical, Inc.

Asensus Surgical, Inc. is digitizing the interface between the surgeon and patient to pioneer a new era of Performance-Guided Surgery by unlocking the clinical intelligence to enable consistently superior outcomes and a new standard of surgery. This builds upon the foundation of Digital Laparoscopy with the Senhance Surgical System powered by the Intelligent Surgical Unit™ (ISU™) to increase surgeon control and reduce surgical variability. With the addition of machine vision, augmented intelligence, and deep learning capabilities throughout the surgical experience, we intend to holistically address the current clinical, cognitive and economic shortcomings that drive surgical outcomes and value-based healthcare. Learn more about Performance-Guided Surgery and Digital Laparoscopy with the Senhance Surgical System here: www.senhance.com. Now available for sale in the US, EU, Japan, Russia, and select other countries. For a complete list of indications for use, visit: www.senhance.com/indications. For more information, visit www.asensus.com.

Your Vote is Important

You can vote at the Annual Meeting by attending the meeting, which is being held virtually on June 29, 2021, beginning at 11:00 a.m. Eastern time, or voting by proxy in advance. Please see below for information regarding voting by proxy.

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If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote at the virtual Annual Meeting, vote by proxy by telephone, through the Internet or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. To vote through the Internet, go to www.proxypush.com/ASXC and complete an electronic proxy card. To vote by telephone, call 1-866-390-5380. You will be asked for the Control Number, which is provided on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy, on the proxy card. For stockholders of record who want to attend the virtual Annual Meeting, you will be able to attend the Annual Meeting online, view the list of stockholders of record upon request, vote your shares electronically and submit questions prior to the meeting. In order to attend the Annual Meeting, you must register at www.proxydocs.com/ASXC using the control number on your proxy card or Notice of Internet Availability of Proxy Materials. The registration deadline is Friday, June 25, 2021 at 5:00 p.m. Eastern Time.

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If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by following the instructions provided in the voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote your shares at the virtual Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares, and present such legal proxy from the brokerage firm, bank, or other nominee that holds your shares for admittance to the Annual Meeting. Then you must register at www.proxydocs.com/ASXC using the control number on your proxy card or Notice of Internet Availability of Proxy Materials. The registration deadline is Friday June 25, 2021 at 5:00 p.m. Eastern Time.

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If you are a beneficial owner of shares, you can also provide discretionary authority to your brokerage firm, bank or other nominee to vote your shares by following the directions provided to you by such brokerage firm, bank or other nominee.

Whether you plan to participate in the virtual Annual Meeting or not, we urge you to vote by proxy to ensure your vote is counted.

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